UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

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ARC WIRELESS SOLUTIONS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person Filing Proxy Statement, if other than Registrant)

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ARC WIRELESS SOLUTIONS, INC.
6330 North Washington Street, Unit #13
Denver, Colorado 80216-1146
(303) 421-4063

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held December 8, 2010
12:00 P.M. Eastern Standard Time

To the Shareholders of ARC Wireless Solutions Inc.:

The Annual Meeting of the shareholders of ARC Wireless Solutions, Inc. (the “Company”) will be held on December 8, 2010 at 12:00 P.M. (Eastern Standard time) at the offices of Carret Asset Management, LLC, 40 West 57th Street, 20th Floor, New York, NY, 10019 for the following purposes:

1	To elect a Board of Directors consisting of five directors;

2
To consider and vote upon a proposal recommended by the Board of Directors to ratify the selection of Hein & Associates LLP to serve as our certified independent accountants for the year ending December 31, 2010; and

3	To transact any other business that properly may come before the Annual Meeting.

Only the shareholders of record as shown on the transfer books at the close of business on October 20, 2010 are entitled to notice of, and to vote at, the Annual Meeting.

Under Rules adopted by the U.S. Securities and Exchange Commission, we have chosen to provide our shareholders with proxy materials on the Internet, rather than sending printed copies of such materials through the mail. In connection with this decision, a Notice Regarding the Availability of Proxy Materials is being mailed to our shareholders who have not previously requested electronic access to our proxy materials or paper proxy materials. This notice contains instructions on how you may access and review our proxy materials on the Internet and how you may vote your shares. The notice also contains information concerning how to request our proxy materials in printed form or by e-mail, at no charge. We anticipate that the notice will be mailed to shareholders on or about October 27, 2010. If you hold shares of our common stock in street name through a broker, rather than directly in your own name, you should contact your broker to request paper proxy packages.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON DECEMBER 8, 2010:

Our notice of annual meeting and proxy statement and our annual report are available on the Internet at www.edocumentview.com/ARCS.

All shareholders, regardless of whether they expect to attend the meeting in person, are requested to complete, date, sign and return promptly the enclosed form of proxy in the accompanying envelope. The person executing the proxy may revoke it by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by choosing to vote in person at the Annual Meeting.

ALL SHAREHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE ANNUAL MEETING

By Order of the Board of Directors:
Denver, Colorado
Jason T. Young
Chief Executive Officer
October 22, 2010

PROXY STATEMENT
ARC WIRELESS SOLUTIONS, INC.
6330 North Washington Street, Unit #13
Denver, Colorado 80216-1146
(303) 421-4063

ANNUAL MEETING OF SHAREHOLDERS to be held
December 8, 2010

SOLICITATION AND REVOCABILITY OF PROXIES

This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of ARC Wireless Solutions, Inc., a Utah corporation (the “Company”), to be voted at the Annual Meeting of Shareholders to be held on December 8, 2010 at 12:00 P.M. (Eastern Standard time) (the “Annual Meeting”) at the offices of Carret Asset Management, LLC, 40 West 57th Street, 20th Floor, New York, NY, 10019 or at any adjournment or postponement of the meeting. We anticipate that this Proxy Statement and the accompanying form of proxy will be first mailed, given or otherwise provided to shareholders on or about October 27, 2010.

Under Rules adopted by the U.S. Securities and Exchange Commission, we have chosen to provide our shareholders with proxy materials on the Internet, rather than sending printed copies of such materials through the mail. In connection with this decision, a Notice Regarding the Availability of Proxy Materials is being mailed to our shareholders who have not previously requested electronic access to our proxy materials or paper proxy materials. This notice contains instructions on how you may access and review our proxy materials on the Internet and how you may vote your shares. The notice also contains information concerning how to request our proxy materials in printed form or by e-mail, at no charge. We anticipate that the notice will be mailed to shareholders on or about October 27, 2010. If you hold shares of our common stock in street name through a broker, rather than directly in your own name, you should contact your broker to request paper proxy packages.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” A broker non-vote occurs on a matter where a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. In particular, please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

The shares represented by all proxies that are properly executed and submitted will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted: (i) FOR each of the five nominees for director whose names are set forth on the proxy card; (ii) FOR the ratification of the selection of Hein & Associates LLP as our independent certified accountants for the year ending December 31, 2010; and (iii) FOR any other business that properly may come before the Annual Meeting.

A shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to our Secretary, by substituting a new proxy executed at a later date, or by requesting, in person at the Annual Meeting, that the proxy be returned. Shareholders do not have dissenters' rights of appraisal for any action proposed to be taken at the Annual Meeting.  The solicitation of proxies by the Company is to be made by mail, telephone and oral communications with shareholders. Our officers, directors and employees may solicit proxies, but these persons will not receive compensation for that solicitation other than their regular compensation. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing. We will pay all expenses involved in preparing, assembling and mailing this Proxy Statement and the enclosed material.

THE ANNUAL MEETING OF ARC WIRELESS SOLUTIONS, INC.

Time, Place and Date

The Annual Meeting will be held on December 8, 2010 at 12:00 P.M. (Eastern Standard time) at the offices of Carret Asset Management, LLC, 40 West 57th Street, 20th Floor, New York, NY, 10019.

Purpose

At the Annual Meeting, the shareholders of the Company will be asked to consider and vote upon a proposal (i) to elect a Board of Directors consisting of five directors; (ii) to ratify the selection of Hein & Associates LLP to serve as the Company's certified independent accountants for the year ending December 31, 2010; and (iii) to transact any other business that properly may come before the Annual Meeting.

VOTING SECURITIES

The close of business on October 20, 2010 has been fixed as the record date for the determination of holders of record of the Company's common stock, $.0005 par value per share (the “Common Stock”), entitled to notice of and to vote at the Annual Meeting. On the record date, 3,091,352 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting. Each share, unless otherwise set forth herein, is entitled to one vote. A majority of the issued and outstanding shares of Common Stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the shareholders. If sufficient votes for approval of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, we intend to postpone or adjourn the Annual Meeting in order to solicit additional votes. The form of proxy we are soliciting requests authority for the proxies, in their discretion, to vote the shareholders' shares with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, we will vote any proxies received in the same manner described in this Proxy Statement with respect to the original meeting.

VOTING PROCEDURES

Votes at the Annual Meeting are counted by an inspector of election. Shares of stock present in person or represented by proxy, including abstentions (shares that do not vote with respect to one or more of the matters presented for shareholder approval), and broker “non-votes,” are counted as present and entitled to vote for purposes of determining whether a quorum exists at the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual Meeting. At any postponed or adjourned meeting, we will vote any proxies received in the same manner described in this Proxy Statement with respect to the original Annual Meeting.  Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

In the election of directors, the five director candidates having the highest number of votes cast in favor of their election will be elected to the Board of Directors. In addition, a plurality of the votes present in person or represented by proxy at the Annual Meeting is required for the approval of all other proposals.  Only votes “FOR” or “AGAINST” these proposals will affect the outcome. Abstentions are not counted for purposes of these proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The number of shares beneficially owned includes shares of Common Stock with respect to which the persons named below have either investment or voting power. A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of that security within 60 days through the exercise of an option or through the conversion of another security. Except as noted, each beneficial owner has sole investment and voting power with respect to the Common Stock.

Common Stock not outstanding that is subject to options or other convertible securities or rights is deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by the person holding such options or other convertible securities or rights, but is not deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person.

The following table summarizes certain information as of October 20, 2010, except as noted below, with respect to the beneficial ownership of our common stock by each director, director-nominee, by all executive officers, directors and director-nominees as a group, and by each other person known by us to be the beneficial owner of more than five percent of our common stock. As of October 20, 2010, 3,091,352 shares of our Common Stock were outstanding.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Class
Jason Young, Chief Executive Officer and Chairman of the Board ARC Wireless Solutions, Inc. 6330 North Washington Street, Unit #13 Denver, CO 80216-1146	671,304	(2)(7)	21.7%

Brean Murray Carret Group, Inc. 40 West 57th Street, 20th Floor New York, NY 10019	671,304	(3)(7)	21.7%

Paul J. Rini 7376 Johnnycake Rd Mentor, Ohio 44060	456,799	(4)	14.8%

Randall P. Marx ARC Wireless Solutions, Inc. 6330 North Washington Street, Unit #13 Denver, CO 80216-1146	167,165	(5)	5.4%

Steven C. Olson, Chief Technology Officer and Acting Chief Financial Officer ARC Wireless Solutions, Inc. 6330 North Washington Street, Unit #13 Denver, CO 80216-1146	25,751	(6)	*

Marco Vega, Director ARC Wireless Solutions, Inc. 6330 North Washington Street, Unit #13 Denver, CO 80216-1146	0		*

Lynn Wunderman, Director ARC Wireless Solutions, Inc. 6330 North Washington Street, Unit #13 Denver, CO 80216-1146	0		*

Jonathan Bernstein, Director ARC Wireless Solutions, Inc. 6330 North Washington Street, Unit #13 Denver, CO 80216-1146	0		*

Viktor Nemeth, Director ARC Wireless Solutions, Inc. 6330 North Washington Street, Unit #13 Denver, CO 80216-1146	0		*

All officers, directors and director- nominees as a group (6 persons)	697,055	(2)(3)(7)	22.5%

* Less than one percent.

(1)
“Beneficial ownership” is defined in the regulations promulgated by the U.S. Securities and Exchange Commission as having or sharing, directly or indirectly (1) voting power, which includes the power to vote or to direct the voting, or (2) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2)
Consists of 671,304 shares beneficially owned by the Brean Murray Carret Group, Inc. Mr. Young, the Company's Chief Executive Officer and Chairman of the Board, serves as a representative of Brean Murray Carret Group, Inc., and he is deemed to share voting and investment power over the shares beneficially owned by the Brean Murray Carret Group, Inc.

(3)
Consists of 671,304 shares beneficially owned by Brean Murray Carret Group, Inc. Mr. Young, the Company's Chief Executive Officer and Chairman of the Board, serves as a representative of Brean Murray Carret Group, Inc. and he holds voting and investment power over these shares on behalf of the Brean Murray Carret Group, Inc.

(4)	Consists of shares owned by Mr. Paul J. Rini as reported on April 30, 2010.
(5)
Includes 163,816 shares directly held by Randall Marx, the Company's former Chief Executive Officer and Chairman of the Board, 1,980 shares in his ARC Wireless 401(k) account, 800 shares held by his spouse's IRA and 570 shares owned beneficially through a 50% ownership of an LLC. This does not include 2,170 shares owned by the Harold and Theora Marx Living Trust, of which Mr. Marx's father is the trustee, as Mr. Marx disclaims beneficial ownership of these shares. This also does not include 3,100 shares owned by Warren E. Spencer Living Trust, of which Mr. Marx's mother-in-law is trustee, as Mr. Marx disclaims beneficial ownership of these shares.

(6)
Consists of 1,751 shares in Mr. Olson's ARC Wireless 401(k) account and options to purchase 24,000 shares at $5.41 per share until September 21, 2017, granted under the 2007 Stock Incentive Plan which are currently exercisable.

(7)
The shares owned by Brean Murray Carret Group, Inc. are included three times in the table in accordance with the rules governing disclosure of beneficial ownership. In addition to being shown as owned by Brean Murray Carret Group, Inc., these same shares are included as being within the scope of the definition of beneficial ownership of Jason Young and by all officers and directors as a group.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

At the Annual Meeting, the shareholders will elect five directors to serve as our Board of Directors. Each director will be elected to hold office until the next annual meeting of shareholders. The affirmative vote of a plurality of the shares represented at the meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. Each record holder of stock shall be entitled to vote in the election of directors and shall have as many votes for each of the shares owned by him or her as there are directors to be elected and for whose election he or she has the right to vote. As a result, a shareholder may vote all of his or her shares for each nominee, but may not cumulate the votes to vote more than the total number of shares owned for any one nominee. In the absence of instructions to the contrary, the person named in the accompanying proxy shall vote the shares represented by that proxy for the persons named below as the Board's nominees for directors. Each of the nominees currently is a director of the Company.

Each of the nominees has consented to be named in this Proxy Statement and to serve on the Board of Directors if elected. It is not anticipated that any of the nominees will become unable or unwilling to accept his nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person as the Board of Directors may recommend.

The following table sets forth, with respect to each nominee for director, the nominee's age, his position(s) and office(s) with the Company, the expiration of his term as a director, and the year in which he first became a director. Individual background information concerning each of the nominees follows the table, as well as a brief discussion of the experience, qualifications, attributes or skills that led to the conclusion that such individual should be nominated. For additional information concerning the nominees, including stock ownership and compensation, see “Executive Compensation,” “Security Ownership of Certain Beneficial Owners and Management,” and “Certain Transactions with Management and Principal Shareholders.”

Name	Age	Position with the Company	Expiration of Term as Director	Initial Date as Director
Jason T. Young	32	Chief Executive Officer and Chairman of the Board	Next Annual Meeting	Appointed to the Board October 2008
Viktor Nemeth	34	Director Chairman of the Audit Committee Chairman of the Compensation Committee	Next Annual Meeting	Appointed to the Board: November 2008

Marco Vega	40	Director	Next Annual Meeting	Appointed to the Board: November 2008

Lynn Wunderman	56	Director Audit Committee Member Compensation Committee Member	Next Annual Meeting	Appointed to the Board: April 2010

Jonathan Bernstein	31	Director Audit Committee Member Compensation Committee Member	Next Annual Meeting	Appointed to the Board: June 2010

Jason Young. Mr. Young became a Director in October 2008, and he became Chairman of the Board and Chief Executive Officer of the Company in November 2008. Since 2005, Mr. Young has been a Managing Director at Quadrant Management, Inc., where he is responsible for making investments in US and emerging market companies, where he frequently serves in active Management or Director level roles. He has been an Investment Committee Member of the Carret Global India Fund of Hedge Funds since 2005. In 2008 Mr. Young became a member of the Investment Committee of the Vanterra Advantage Fund. From 2000 to 2005, Mr. Young worked for Merrill Lynch in the Investment Banking Group and later in the Global Principal Investment Group. In 1999, he was an Analyst at Helicon Capital Management, a hedge fund and private equity investment firm. He holds a BA in International Economics from UCLA. Because of his employment with Quadrant Management, Inc., which is under common control with the Brean Murray Carret Group, Inc., Mr. Young is deemed to be under control of the Brean Murray Carret Group, Inc.

Director Qualifications:
Mr. Young’s two years of experience as a director and officer of the Company has given Mr. Young an extensive knowledge of the Company and its operations. In addition, Mr. Young’s service as an officer, director and employee of various entities in the investment industry has provided him with extensive knowledge regarding corporate financial and governance matters.

Viktor Nemeth. Mr. Nemeth became a Director in November 2008, and he currently serves on the Company's Audit Committee and the Company's Compensation Committee. Between January 2008 and October 2008, Mr. Nemeth served as the Chief Revenue Officer of Bid4Spots.com, Inc., an entity that hosts weekly online auctions of radio airtime to allow advertisers and broadcasters to transact unsold airtime. From March 2000 through December 2007, Mr. Nemeth worked for Yahoo Inc. and predecessor companies Overture Services and GoTo.com in a variety of corporate development, business development, and sales & marketing roles. Mr. Nemeth holds a BA in Business-Economics with a Minor in Accounting from UCLA.

Director Qualifications:
Mr. Nemeth brings expertise to the Board in the areas of Sales and Marketing, Corporate and Business Development, and Organizational Development.  He has advised growing companies on strategic and financial matters in a variety of industries.

Marco Vega. Mr. Vega became a Director in November 2008. Since March 2003, Mr. Vega has been the Chief Operating Officer of Carret Asset Management, LLC, where he is responsible for the accounting, operations and compliance functions of the U.S. Securities and Exchange Commission registered investment advisor. Mr. Vega also assumed the role of Chief Operating Officer for Quadrant Management, Inc. in April 2010. Mr. Vega formerly served as the President of Carret Securities LLC, and he now serves on the Board of Advisors to Brean Murray Carret & Co., LLC, a boutique investment bank. Mr. Vega frequently serves in active management-or director-level roles. Because of his employment by Carret Asset Management, LLC, which is under common control with the Brean Murray Carret Group, Inc., Mr. Vega is deemed to be under control of the Brean Murray Carret Group, Inc. Mr. Vega holds a BS in accounting and an MBA from St. John's University.

Director Qualifications:
Mr. Vega’s experience in the investment industry has provided him with extensive knowledge regarding financial and corporate governance matters.

Lynn Wunderman.  Ms. Wunderman became a Director in April of 2010. Ms. Wunderman is a seasoned marketing professional with over 30 years experience in direct marketing, database marketing, communications, consulting and general management. Over the years, she has launched three successful companies, two continuing non-profit organizations, and counseled some of the largest advertisers in the industry.  From 1999 until 2005, she was the President and CEO of I-Behavior. Since 2006 she has served as the Principal of the Wunderman Group. Since 2009, she has also served as the Chairman of Webdweller, a technology start-up.  Ms. Wunderman has served on a number of advisory boards, including Convergent Mobile, Grandparents.com, Permuto, Zadspace and the Hudson Valley Center for Innovation.

Director’s Qualifications:
Ms. Wunderman’s extensive leadership experience as a Chief Executive Officer and Principal of two entities, creation of both for-profit and non-profit organizations, and significant experience on advisory boards has given her valuable insight into the management of diverse entities.

Jonathan Bernstein.  Mr. Bernstein became a Director in July of 2010.  Mr. Bernstein is currently a Founding Partner and the Managing Member of Blackbern Partners LLC, a Private Investment Partnership. He has held this position since January of 2010. Since November of 2008 Mr. Bernstein has also served as the Vice President for Business Development and Vice Chairman of Corfin Industries LLC, a semiconductor component preparation services company. Prior to these positions, Mr. Bernstein served as a research Associate at Merlin Securities from June to October of 2008, and as an Investment Analyst at Pershing Square Capital Management from June 2004 until June 2006. Mr. Bernstein also serves as the Chairman of Minds Matter of NYC, a not-for-profit organization whose mission is to transform the lives of accomplished high school students from low-income families by broadening their dreams and preparing them for college success. Mr. Bernstein received his MBA from Columbia University and has a degree in electrical engineering from Cornell University.

Director Qualifications:
Mr. Bernstein’s education, and experience in the investment industry, including service as the Managing Member of an Investment Partnership, has provided him with extensive knowledge regarding financial and corporate development matters.

Required Vote

The five director candidates having the highest number of votes cast in favor of their election will be elected to the Board of Directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS
VOTE FOR THE ELECTION OF THE FIVE NOMINEES NAMED ABOVE.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND EXECUTIVE OFFICERS

Information regarding Mr. Jason Young as an officer and director of the Company is set forth in the table above pertaining to the nominees for election of directors.

Other Executive Officers

Name	Age	Position with the Company	Initial Date as Officer
Steven C. Olson	54	Chief Technology Officer and Acting Chief Financial Officer	2001

Steven C. Olson. Mr. Olson serves as our Chief Technology Officer and Acting Chief Financial Officer. Prior to joining the Company in August 2001, Mr. Olson was employed at Ball Aerospace for 14 years, including the last five years as Director of Engineering for Ball's Wireless Communications Solutions Division. In this capacity Mr. Olson led the development of new technologies, resulting in industry leading antenna solutions for the wireless communications market. Before the Ball Wireless Communications unit was formed, Mr. Olson developed Ball's high performance, low cost AirBASE(R) antenna technology, specifically for use in its future commercial wireless business. Prior to Ball Aerospace, Mr. Olson was employed at Hughes Aircraft Group. He received his Bachelors and Masters of Science degrees in Electrical Engineering from the University of Utah in 1984 and 1985, respectively.

Each of our officers serves at the pleasure of the Board of Directors. There are no family relationships among our officers and directors.

Board Meetings

The Board of Directors met four times during the fiscal year ended December 31, 2009, and each director serving as of such date participated in 100% of the meetings. The Board of Directors does not maintain a formal policy regarding the manner in which shareholders may communicate with the Board.  The Board intends to adopt such a formal policy in the near future.

The Company encourages each member of the Board of Directors to attend the Annual Meeting of Shareholders, but does not require any member to do so. Two of the directors attended the Company’s last Annual Meeting of Shareholders, held on December 16, 2009.

Board Independence

We are currently subject to corporate governance standards defining the independence of our directors imposed by the NASDAQ Capital Market's requirements for independent directors (Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market LLC). Viktor Nemeth, Lynn Wunderman and Jonathan Bernstein qualify as independent directors in accordance with the standards imposed by the NASDAQ Capital Market's requirements for independent directors (Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market LLC).

Board Risk Oversight

The Board of Directors has broad responsibility to provide oversight of significant risks to the Company primarily through direct engagement with Company management and through delegation of ongoing risk oversight responsibilities to the Board’s committees.

Board Leadership Structure

The Board of Directors believes that the combined role of Chief Executive Officer and Chairman is most suitable for the Company because Mr. Young is the Director most familiar with the Company’s business, as well as being most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent Directors and management have different perspectives and roles in strategy development. The Chief Executive Officer brings company-specific experience and expertise, while the Company’s independent Directors bring experience, oversight, and expertise from outside the Company and its industry. The Board believes that the combined role of Chief Executive Officer and Chairman promotes the development and execution of the Company’s strategy and facilitates the flow of information between management and the Board, which is essential to effective corporate governance. The Board believes the combined role of Chief Executive Officer and Chairman, together with a Board whose majority of directors are independent, is in the best interest of shareholders because it provides the appropriate balance between independent oversight of management and the development of strategy.

Audit Committee of the Board of Directors

Viktor Nemeth, Lynn Wunderman and Jonathan Bernstein are independent directors serving on the Company’s Audit Committee.  The responsibilities of the Audit Committee include overseeing our financial reporting process, reporting the results of the Committee’s activities to the board, retaining and ensuring the independence of our auditors, approving services to be provided by our auditors, reviewing our periodic filings with the independent auditors prior to filing, and reviewing and responding to any matters raised by the independent auditors in their management letter. The Audit Committee met five times during fiscal 2009, which was attended by all committee members serving as of such date.  The respective biographies and qualifications of the Audit Committee members are summarized above under the caption “Proposal No. 1: Election of Directors.”

Audit Committee Financial Expert

Jonathan Bernstein has been designated to be the Company’s Audit Committee financial expert.  The biography and qualifications of Mr. Bernstein are summarized above under the caption “Proposal No. 1: Election of Directors.”

Audit Committee Charter

Our Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee will review and assess the adequacy of the Audit Committee charter annually.

Audit Committee Report

Management is responsible for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes and to engage and discharge the Company's auditors. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America, and on the representations of the independent auditors included in the report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, or that the Company's independent accountants are in fact “independent.”

In this context, the Audit Committee has met and held discussions separately with management and the independent accountants. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect.

The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee discussed with the independent accountants that firm's independence. No non-audit services were provided by the Company’s independent accountants in the year ended December 31, 2009.

Based on the Audit Committee's discussion with management and the independent accountants, and the Audit Committee's review of the representations of management and the report of the independent accounts to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company's Board of Directors:

Viktor Nemeth, Chairman
Jonathan Bernstein
Lynn Wunderman

Compensation Committee

The Board of Directors currently has a Compensation Committee consisting of Viktor Nemeth, Lynn Wunderman and Jonathan Bernstein.  Mr. Nemeth serves as the Chairman of the Compensation Committee.  The Compensation Committee has a charter which is located on the Company’s website at www.arcwireless.net. The Compensation Committee held three formal meetings during fiscal 2009, which were attended by all committee members serving as of such date.

Nominating Committee: Nominating Policies and Procedures

The Company does not currently have a standing nominating committee of the Board of Directors because it believes that the nominating functions should be conducted by the full Board of Directors.

On June 30, 2008 the Board of Directors amended and restated its Policies and Procedures for Nominations of Director Candidates (the “Nomination Policies”), that have been in effect since January 1, 2009. Director nominations are made to the Board of Directors by independent directors, constituting a majority of the Board of Directors’ independent directors, in a vote in which only independent directors vote. It is the policy of the Board of Directors that each candidate recommended for nomination and election to the Board (each, a “Nominee”), regardless of whether such Nominee is recommended by a shareholder of the Company, the Board or any other person, shall be approved by a majority of the independent directors of the Board.

In general, the Board believes that certain minimum qualifications must be met by each Nominee for the Board, as well as meeting the applicable independence standards required by the Securities Exchange Commission (the “SEC”) and federal securities laws. The Board believes that Nominees must reflect a Board that is comprised of directors (i) a majority of whom are independent (as determined under the aforementioned SEC director qualification standards); (ii) who are of high integrity; (iii) who have qualifications that will increase the overall effectiveness of the Board; and (iv) who meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members. In evaluating the qualifications of the Nominees, the Board considers many factors, including issues of leadership ability, career success, character, judgment, independence, background, age, expertise, diversity and breadth of experience, length of service, other commitments and the like. The Board evaluates such factors, among others, and does not assign any particular weight or priority to any of these factors. Also, the Board considers the suitability of each Nominee, including the current members of the Board, in light of the current size and composition of the Board.

Unless and until otherwise subsequently determined by the Board, the number of directors of the Company at any time shall be the number of directors that the Board nominated for election at the most recently-held annual meeting of shareholders, increased by the number of directors, if any, that the Board appointed subsequent to the most recently-held annual meeting of shareholders and also increased by the number of directors, if any, whose term as a director did not expire at the most recently-held annual meeting of shareholders.

The Board shall consider recommendations for Nominees to the Board from shareholders (an “Eligible Shareholder”) holding a minimum of $2,000 in market value, or 1%, of the Company's voting common stock, which stock is held through the date of the meeting electing directors, and which Eligible Shareholder complies with the nomination notice procedures set forth in the Nomination Policies. Nominees recommended by Eligible Shareholders (hereinafter referred to as “Shareholder Candidates”) will be evaluated by the Board on the same basis as Nominees that may be identified by the Board, management or, if the Board permits, a search firm.

For a Shareholder Candidate to be considered by the Board, the Eligible Shareholder and the Shareholder Candidate must comply with the procedures set forth in the Company’s Nomination Policies. Recommendations for Shareholder Candidate(s) to the Board of Directors from an Eligible Shareholder must be directed in writing to ARC Wireless Solutions, Inc., Attn: Executive Vice-President, at the Company's principal offices at 6330 North Washington Street, Unit #13, Denver, CO 80216-1146. The specific recommendations should include the information set forth in the Company’s Nomination Policies.

For a recommendation of a Shareholder Candidate to be properly brought before the Board by an Eligible Shareholder, the Eligible Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, an Eligible Shareholder’s notice must be delivered to the Corporate Secretary not less than one hundred and twenty (120) days prior to the first (1st) anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary date of the preceding year’s annual meeting, the notice by the Eligible Shareholder must be delivered not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made.

The Secretary of the Corporation will provide a copy of the Nominating Policies and Procedures upon a request in writing from the Eligible Shareholder.

Regulatory Developments Regarding Nominations

On August 25, 2010, the U.S. Securities and Exchange Commission adopted amendments to enable proxy access.  The new rule promulgated as Rule 14a-11 (the “Rule”) will apply to all Exchange Act reporting companies, including investment companies, other than companies whose only public securities are debt securities. Smaller reporting companies would be subject to the Rule, but it would not apply to them until after a three-year phase in period.  Shareholders would be eligible to have their nominee included in the proxy materials if they meet the following conditions:

•
They own at least 3 percent of the total voting power of the company’s securities that are entitled to be voted on the election of directors at the annual meeting.  Shareholders would be able to aggregate holdings to meet this threshold.

•
Shareholders would be required to have held their shares for at least three years and would be required to continue to own at least the required amount of securities through the date of the meeting at which directors are elected.

•
Shareholders would not be eligible to use the Rule if they are holding the securities for the purpose of changing control of the company, or to gain a number of seats on the board of directors that exceeds the number of nominees a company could be required to include under new Rule 14a-11.

A shareholder would be able to include no more than one nominee, or a number of nominees that represents up to 25 percent of the company’s board of directors, whichever is greater.

The new Rule contains a window period for submission of shareholder nominees for inclusion in company proxy materials of no earlier than 150 calendar days, and no later than 120 calendar days, before the anniversary of the date that the company mailed its proxy materials for the prior year’s annual meeting.

The Company is currently a smaller reporting company and therefore the new proxy access Rule will not apply to the Company until after the three-year phase in period.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Act of 1934, as amended (the “Exchange Act”) requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ours. Based solely on our review of the copies of such forms we received, we believe that during the year ended December 31, 2009, all such filing requirements applicable to our officers and directors were complied with, except that reports were filed late by the following persons:

Name	Number of Late Reports	Transactions Not Timely Reported	Known Failures to File a Required Form
Jason Young Chief Executive Officer Chairman of the Board of Directors	2	2	-
Viktor Nemeth Director	1	1	-
Marco Vega Director	1	1	-
Javier Baz Director	1	1	-
Amit Chatwani Director	1	1	-
Paul Rini 10% Shareholder	1	1	-
Evansville Limited 10% shareholder	1	1	-
Brean Murray Carret Group, Inc. 10% shareholder	1	1	-

Code of Ethics

The Company endeavors to adhere to provide assurances to outside investors and interested parties that the Company's officers, directors, and employees adhere to a reasonably responsible code of ethics and as such, we have adopted a Code of Ethics, which was amended on November 7, 2006, that applies to all officers, directors and employees of the Company. The Code is posted on the Company’s website at www.arcwireless.net/investor_relations.

Corporate Governance Documents

On the Company’s Corporate Governance Web site at www.arcwireless.net/investor_relations, shareholders can access the Company’s Audit Committee Charter, Compensation Committee Charter, and Code of Ethics for members of the Board of Directors and officers. Copies of these documents are available to shareholders without charge upon request to the Corporate Secretary at the Company’s principal address.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis addresses the aspects of our compensation programs and explains our compensation philosophy, policies, and practices, with respect to our named executive officers, including our chief executive officer, acting chief financial officer, and chief technology officer, which we collectively refer to as our named executive officers, or NEOs.

Oversight of Executive Compensation Program

The Compensation Committee of our Board of Directors oversees our executive compensation programs. Each member of the Compensation Committee is an “independent director” as defined by the federal securities laws and in Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market LLC.  The Compensation Committee met three times during 2009. The Compensation Committee is empowered to advise management and make recommendations to the Board of Directors with respect to the compensation and other employment benefits of executive officers and key employees of the Company.  The various components of the compensation programs for executive officers are discussed below in Elements of Executive Compensation Program.

Objectives of Executive Compensation and What the Programs are Designed to Reward

The Company’s executive compensation program is designed to integrate compensation with the achievement of our short-term and long-term business objectives and to assist us in attracting, motivating and retaining the highest quality executive officers and rewarding them for superior performance.

We believe that the compensation of our executive officers should reflect their success in attaining key operating objectives, such as growth or maintenance of market position, development of new products, maintenance and development of customer relationships and long-term competitive advantage. We also believe that executive compensation should reflect achievement of individual goals established for specific executive officers, as well as specific achievements by such individuals over the course of the year such as development of specific products or customer relationships or agreements or executing or integrating acquisitions and strategic arrangements.

Compensation Consultants

In determining competitive levels of compensation, the Compensation Committee considers publicly available information regarding the compensation of executive officers of other comparable U.S. investor-owned companies. The Compensation Committee also considers recommendations made by the CEO regarding compensation for other NEOs and key employees.  Neither the Company nor the Compensation Committee utilized the services of a compensation consultant in the fiscal year ended December 31, 2009, as both the Company and Compensation Committee believed that there was no need for the services of such consultant.

Elements of Executive Compensation Program

Compensation elements include:

•	base salary;
•	annual cash or equity incentive awards;
•	long-term equity incentive compensation; and
•	other health, welfare and pension benefits.

Base Salary

Base salary is designed to provide competitive levels of base compensation to our executives based on their experience, duties and scope of responsibilities.  We pay base salaries because it provides a base compensation that is required to recruit and retain executives of the quality that we must employ to ensure the success of our Company.

Annual Cash or Equity Incentive Awards

Annual incentive compensation is designed to provide competitive levels of compensation based on experience, duties and scope of responsibilities. Incentive awards are influenced by the Company’s profitability and achievement of planned profitability, as well as other factors.

Long-Term Equity Incentive Compensation

Long-term equity awards were granted to our executives from our 1997 Stock Option and Compensation Plan, (“1997 Plan”) until September 2007, when the shareholders of the Company approved the new 2007 Stock Incentive Plan (the “2007 Plan”). The Compensation Committee does not have a regular schedule for awarding equity-based compensation and the timing of such awards is subject to the discretion of the Compensation Committee. We do not backdate options or grant options retroactively or stock options with a so-called “reload” feature. In addition, we do not plan to coordinate grants of options so that they are made before the announcement of favorable information, or after the announcement of unfavorable information.

In 2007, the Compensation Committee issued a stock option award of 40,000 shares to Steve C. Olson, our Chief Technology Officer under the 2007 Plan.  No stock options were issued in 2009.

Other Health, Welfare and Retirement Benefits

Health and Welfare Benefits

Employees may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance, and life insurance. We provide these benefits to meet the health and welfare needs of employees and their families.

Pension Benefits and Nonqualified Deferred Compensation

We do not currently provide pension arrangements or post-retirement health coverage for our executives or employees, although we may consider such benefits in the future. In addition, we do not provide any nonqualified defined contribution or other deferred compensation plans, although we may consider such benefits in the future.

Employment Agreements and Other Post-Employment Payments

Only one NEO, Mr. Steve Olson, is still party to an agreement which provides for salaries and certain bonus payments as well as rights to certain payments upon termination for cause. Mr. Jason T. Young, is not party to an employment agreement and has no current compensation arrangement with the Company.

These employment agreements also have change of control provisions that would require payments in the event of termination of employment, which are described in greater detail below.

Tax Implications of Executive Compensation

We do not currently intend to award compensation that would result in a limitation on the deductibility of a portion of such compensation pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, other than awards that may be exercised under the 1997 Plan or be made under the 2007 Plan; however, we may in the future decide to authorize other compensation in excess of the limits of Section 162(m) if it determines that such compensation is in the best interests of the Company.

Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. We believe that achieving our compensation objectives set forth above is more important than the benefit of tax deductibility and we reserve the right to maintain flexibility in how we compensate our executive officers that may result in limiting the deductibility of amounts of compensation from time to time.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K.

Viktor Nemeth
Lynn Wunderman
Jonathan Bernstein

Summary Compensation Table for 2009

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jason T. Young,	2009	25,250	-	-	-	-	-	-	25,250
Chair, Chief	2008	6,000	-	-	-	-	-	-	6,000
Executive Officer,
Secretary (1)

Randall P. Marx,	2009	-	-	-	-	-	-	-	-
former Chair, Chief	2008	287,000	-	-	-	-	-	328,000	615,000
Executive Officer,
Secretary

Monty R. Lamirato,	2009	-	-	-	-	-	-	-	-
former Chief	2008	154,000	-	-	-	-	-	123,846	277,846
Financial Officer,
Treasurer

Steven C. Olson,	2009	225,000	-	-	-	-	-	-	225,000	(4)
Chief Technology	2008	215,000	-	-	-	-	-	-	215,000
Officer and Acting Chief Financial Officer

Richard A.	2009	-	-	-	-	-	-	-	-
Anderson, former	2008	110,000	-	-	-	-	-	120,000	230,000
Executive Vice
President

(1)
Mr. Young was appointed as a director in October 2008 and was appointed as the Company’s Chairman of the Board and Chief Executive Officer in November 2008. Mr. Young received no compensation as an employee during 2008; he was owed $6,000 for his services as a director during 2008, which was paid in 2009.  Mr. Young received $25,250 in fees for his services as a director during 2009.  The Company may compensate Mr. Young in the future.

(2)
The amounts in columns (e) and (f) reflect the dollar amounts recognized in each of 2007 and 2006 for financial statement reporting purposes in accordance with FAS 123R with respect to stock awards and stock options granted in each such year, and the dollar amount required to be recognized in each such year in accordance with FAS 123R. These options were granted pursuant to the 2007 Stock Incentive Plan described above.

(3)
The amounts in the column titled “All Other Compensation” for 2008 include accrued severance obligations for Randall P. Marx, Monty R. Lamirato, and Richard A. Anderson, who resigned in November 2008. Such payments were made by the Company from November 2008 through May 2009.

(4)	Mr. Olson’s salary for the year 2009 was $225,000, of which he deferred $10,000 to be received in 2010.

Grants of Plan-Based Awards

Name and Principal Position	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units 4 (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Awards ($)
		Threshold $	Target $	Maximum $
Jason T. Young, Chair, Chief Executive Officer, Secretary	-	-	-	-	-	-		-	-

Randall P. Marx, Former Chair, Chief Executive Officer, Secretary	-	-	-	-	-	-		-	-

Monty R. Lamirato, Former Chief Financial Officer, Treasurer	-	-	-	-	-	-		-	-

Steven C. Olson, Chief Technology Officer and Acting Chief Financial Officer	9/21/07	-	-	-	-	40,000	(1)	$5.40	$134,000

(1) These options were granted pursuant to the 2007 Stock Incentive Plan.

There were no stock Equity Incentive Plan awards granted to the executive officers with respect to the years ended December 31, 2009 and 2008 other than those noted above. In addition, no options were exercised by the executive officers during the years ended December 31, 2009 and 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information on outstanding option and stock awards held by the named executive officers as of December 31, 2009, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and the expiration date of each outstanding option.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jason T. Young	-		-		-	-	-	-	-	-
Steven C. Olson	24,000	(a)	16,000	(a)	-	$5.40	9/21/2017	-	-	-

(a)
These options were granted pursuant to the 2007 Equity Incentive Plan. The options vests at a rate of 20% per year with vesting dates of 12/31/07, 12/31/08, 12/31/09, 12/31/10, 12/31/11. These total 40,000 options are reported in the Summary Compensation and the Grant of Plan Based Awards Table.

Director Compensation for the Year Ended December 31, 2009

The table below summarizes the compensation paid by the Company to directors for the year ended December 31, 2009:

Director Compensation for the Year Ended December 31, 2009

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($) (7)
Jason T. Young	$25,000	-	-	-	-	-	$25,000
Viktor Nemeth	$40,000	-	-	-	-	-	$40,000
Marco Vega	$25,000	-	-	-	-	-	$25,000
Javier Baz (3)	$37,765	-	-	-	-	-	$37,765
Amit Chatwani (4)	$37,765	-	-	-	-	-	$37,765
Lynn Wunderman (5)	$-	-	-	-	-	-	-
Jonathan Bernstein (6)	$-	-	-	-	-	-	-

(1)
Reflects the dollar amount recognized and expensed for financial statement reporting purposes for the year ended December 31, 2008 in accordance with FAS 123R, and thus may include amounts from awards granted in and prior to 2009.

(2)
Reflects the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2009 in accordance with FAS 123R, and thus includes amounts from options granted in and prior to 2009.

(3)	Mr. Baz resigned from the Board of Directors in June 2010.
(4)	Mr. Chatwani resigned from the Board of Directors in March 2010.
(5)	Ms. Wunderman was appointed to the Board of Directors in April 2010.
(6)	Mr. Bernstein was appointed to the Board of Directors in July 2010.
(7)
In addition to the director fees mentioned above, some of the directors received payments in 2009 for fees which were owed to them for their services as a director during 2008. Particularly, Mr. Young received $6,000, Mr. Nemeth received $5,000, and Mr. Vega received $3,125 in fees for their services as directors rendered during 2008.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or former officer of the Company or had any material relationship or transactions with the Company and no officer of the Company sits on the compensation committee or other body that has the power to establish the compensation of any member of the Compensation Committee.

2007 Stock Incentive Plan

The following paragraphs provide a summary of the principal features of the 2007 Plan and its operation.

Shares Available for Issuance

The 2007 Plan provides that no more than 300,000 shares of our common stock may be issued for awards. If there is any change in the Company’s common stock by reason of any stock exchange, merger, consolidation, reorganization, recapitalization, stock dividend, reclassification, split-up, combination of shares or otherwise, then the Board, or any Option Committee, shall make proportionate adjustments to the maximum number and kind of securities (i) available for issuance under the 2007 Plan; (ii) available for issuance as incentive stock options or non-qualified stock options; (iii) that may be subject to awards received by any participant; (iv) that may be subject to different types of awards; (v) that are subject to any outstanding award; and (vi) the price of each security.

The 2007 Plan provides that shares covered by an award will not count against the shares available for issuance under the 2007 Plan until they are actually issued and delivered to a participant.  If an award granted under the 2007 Plan lapses, expires, terminates or is forfeited, surrendered or canceled without having been fully exercised or without the issuance of all the shares subject to the award, the shares covered by such award will again be available for use under the 2007 Plan.

Eligibility

Awards may be made to any employee, officer, director of the Company and its related companies or other persons who provide services to the Company and its related companies.

Administration

The 2007 Plan is administered by the Option Committee, which shall consist of the Board or a committee of the Board as the Board may from time to time designate.

Types of Awards

Stock Options. The Option Committee may grant, either incentive stock options, which comply with Section 422 of the Internal Revenue Code, or nonqualified stock options. The Option Committee sets option exercise prices and terms, except that the exercise price of an incentive stock option may be no less than 100% of the fair market value of the shares on the date of grant. At the time of grant, the Option Committee in its sole discretion will determine when stock options are exercisable and when they expire, except that the term of a stock option cannot exceed ten years.

Restricted Stock Awards. The Option Committee may grant awards of restricted stock under the 2007 Plan. These shares may be subject to restrictions on transferability, risk of forfeiture and other restrictions as determined by the Option Committee. As a condition to a grant of an award of restricted stock, the Option Committee may require or permit a participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of restricted stock or applied to the purchase of additional awards under the 2007 Plan. Unless otherwise determined by the Option Committee, stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as restricted stock with respect to which such stock or other property has been distributed.

Restricted Stock Unit Awards. The Option Committee may grant awards of Restricted Stock Units under the 2007 Plan. A “Restricted Stock Unit” is a grant valued in terms of common stock, but common stock is not issued at the time of grant. After participants who receive awards of Restricted Stock Units satisfy applicable vesting requirements, the Company will distribute shares or the cash equivalent of the number of shares used to value the Unit. If the participant does not meet the requirements prior to the end of the vesting period, the Units will be forfeited to the Company. Vesting requirements may be met by the passage of time or by either Company or individual performance. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as determined by the Option Committee, which restrictions may lapse at the expiration of the deferral period or at other times determined by the Option Committee.

Amendment and Termination of the 2007 Plan

The Board of Directors or the Option Committee may amend, alter or discontinue the 2007 Plan, except that if any applicable statute, rule or regulation requires shareholder approval with respect to any amendment of the 2007 Plan, then to the extent so required, shareholder approval will be obtained. No amendment may impair the right of a participant under an outstanding agreement. The 2007 Plan will terminate on August 2, 2017.

Federal Income Tax Consequences

The following is a summary of the material United States federal income tax consequences to us and to recipients of certain awards under the 2007 Plan. The summary is based on the Internal Revenue Code and the U.S. Treasury regulations promulgated thereunder in effect as of the date of this Proxy Statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the 2007 Plan.

Nonqualified Stock Options. A recipient will not have any income at the time a nonqualified stock option is granted, nor will the Company be entitled to a deduction at that time.  When a nonqualified stock option is exercised, the recipient generally will recognize ordinary income (whether the option price is paid in cash or by surrender of shares of Company stock), in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the option price.

Incentive Stock Options. A recipient will not have any income at the time an incentive stock option (“ISO”) is granted.  Furthermore, a recipient will not have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the option price will be a preference item that could create an alternative minimum tax liability for the recipient. If a recipient disposes of the shares acquired on exercise of an ISO after the later of two years after the grant of the ISO or one year after exercise of the ISO, the gain recognized by the recipient (i.e., the excess of the proceeds received over the option price), if any, will be long-term capital gain eligible for favorable tax rates under the Internal Revenue Code. Conversely, if the recipient disposes of the shares within two years of the grant of the ISO or within one year of exercise of the ISO, the disposition will generally be a “disqualifying disposition”, and the recipient will recognize ordinary income in the year of the disqualifying disposition equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option price and (ii) the excess of the amount received for the shares over the option price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the shares were held.

Restricted Stock and Restricted Stock Units. With respect to a grant of restricted stock or Restricted Stock Units, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant instead may elect to be taxed at the time of grant.

The Company generally will be entitled to a tax deduction in connection with an award under the 2007 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income, provided that the deduction is not disallowed by Section 162(m) or otherwise limited by the Internal Revenue Code.

In 2007, options to purchase a total of 40,000 shares were granted to an officer at an exercise price of $5.40. No options were granted to directors in 2007 from the 2007 Plan and no options were granted in 2008 or 2009 under the 2007 Plan.

1997 Stock Option and Compensation Plan

In November 1997, the Board of Directors approved our 1997 Stock Option and Compensation Plan (the “1997 Plan”). Pursuant to the 1997 Plan, options were authorized to be granted to purchase an aggregate of 100,000 shares of our common stock to key employees, directors, and other persons who have or are contributing to our success. On November 9, 2004, the shareholders approved amendments to the 1997 Stock Option and Compensation Plan to allow for an aggregate of 200,000 options to be granted under the 1997 Plan. The options granted pursuant to the 1997 Plan could have been incentive options qualifying for beneficial tax treatment for the recipient or they could have been non-qualified options. The 1997 Plan was administered by an option committee that determined the terms of the options subject to the requirements of the 1997 Plan, except that the option committee did not administer the 1997 Plan with respect to automatic grants of options to our directors who were not our employees.  The option committee could have been the entire Board or a committee of the Board. The 1997 Stock Option and Compensation Plan expired in November 2007.

Through May 24, 2000, directors who were not also our employees (“Outside Directors”) automatically received options to purchase 5,000 shares pursuant to the 1997 Plan at the time of their election as an Outside Director. These Outside Directors options were not exercisable at the time of grant. Options to purchase 1,000 shares became exercisable for each meeting of the Board of Directors attended by each Outside Director on or after the date of grant of the options to that Outside Director, but in no event earlier than six months following the date of grant. The exercise price for options granted to Outside Directors was equal to the closing price per share of our common stock on the date of grant. All options granted to Outside Directors expired five years after the date of grant. On the date that all of an Outside Director’s options became exercisable, options to purchase an additional 5,000 shares, which were exercisable no earlier than six months from the date of grant, were automatically granted to that Outside Director. On May 24, 2000, the Board of Directors voted to (1) decrease the amount of options automatically granted to Outside Directors from 5,000 to 500 options, and (2) decrease the amount of exercisable options from 1,000 to 100 per meeting. The term of the Outside Director option granted in the future was lowered from five years to two years. The other terms of the Outside Director options did not change. On July 5, 2002, the Board of Directors voted to (1) increase the amount of options automatically granted to Outside Directors from 500 to 2,500 options, and (2) increase the amount of exercisable options from 100 to 500 per meeting. The other terms of the Outside Director options did not change.

The Company granted a total of 7,500 options to Outside Directors under the 1997 Plan during 2007 at exercise prices ranging from $4.80 to $5.47 per share. The Company granted a total of 5,000 options to Outside Directors under the 1997 Plan during 2006 at an exercise price of $6.50 per share. The Company granted a total of 5,000 options to Outside Directors under the 1997 Plan during 2005 at exercise prices ranging from $5.50 to $7.50 per share.

As of December 31, 2008, there were 6,000 exercisable options outstanding related to the grants to former Outside Directors. These options expired February 12, 2009.

In addition to Outside Directors grants, the Board of Directors may grant incentive options to our key employees pursuant to the 1997 Plan. In 2007 and 2006, the Board did not grant any options to employees under the 1997 Plan. In 2005, the Board granted a total of 2,000 options under the Plan to employees with an exercise price of $7.50. These options expired in 2008.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

Effective February 1, 2008, the Company’s Board of Directors approved an employment agreement between the Company and Randall P. Marx, the Company’s Chief Executive Officer (CEO), effective as of January 31, 2008. The employment agreement was recommended to the Board by the Compensation Committee. The agreement provided for annual compensation of $250,000 in 2007, $275,000 in 2008, and $300,000 in 2009. On November 18, 2008 Mr. Marx resigned his position as CEO. In connection with Mr. Marx’s resignation, on November 18, 2008, the Company and Mr. Marx reached an agreement for compensation of Mr. Marx that would replace the compensation and other benefits to which Mr. Marx could be entitled under his January 31, 2008 employment agreement with the Company. Pursuant to this new agreement, Mr. Marx will be compensated $327,500 through December 31, 2009 as payment in full for his salary and accrued vacation, and he will receive health benefits from the Company through December 31, 2009. Under the terms of this agreement, Mr. Marx is not entitled to receive any other compensation or benefits to which he otherwise would have been entitled under his January 31, 2008 employment agreement. Mr. Marx also agreed to provide telephonic consulting services to the Company.

Effective November 1, 2007, the Company entered into a two year employment agreement with Mr. Monty R. Lamirato as the Company’s Chief Financial Officer, which position he had served in since June 2001. The agreement provided for annual compensation of $165,000 in the first year and $175,000 in the second year. On November 26, 2008, Monty R. Lamirato, the Company’s Chief Financial Officer and Treasurer, resigned from his positions with the Company. In connection with Mr. Lamirato’s resignation, Mr. Lamirato and the Company executed a separation agreement pursuant to which Mr. Lamirato was paid $115,000 through May 26, 2009 for all compensation and other benefits to which he otherwise would have been entitled under his November 7, 2007 employment agreement. Under the terms of this agreement, Mr. Lamirato agreed to provide consulting services to the Company through October 31, 2009. Furthermore, Mr. Lamirato was paid $8,846 in additional pay in that year.

Effective November 1, 2007, the Company entered into a three year employment agreement with Mr. Richard A. Anderson, as the Company’s Executive Vice President. The agreement provided for annual compensation of $125,000. On November 26, 2008, Richard L. Anderson, the Company’s Executive Vice President, resigned from his position with the Company. In connection with his resignation, Mr. Anderson and the Company executed a separation agreement pursuant to which Mr. Anderson was paid $120,000 through May 26, 2009, and received health benefits from the Company through June 30, 2009, both as payment for all compensation and other benefits to which he otherwise would have been entitled under his November 7, 2007 employment agreement. Mr. Anderson also agreed to provide consulting services to the Company through December 31, 2009.

Effective November 1, 2007, the Company entered into a five year employment agreement with Mr. Steven C. Olson, as President and Chief Technology Officer of the Company’s Wireless Communications Solutions Division. Mr. Olson has been with the Company since 2001. The agreement provides for annual base compensation of $200,000 in 2007, increasing annually to $245,000 in 2011. Mr. Olson shall also be entitled to bonuses ranging from $5,000 to $100,000 annually contingent upon the Wireless Communications Solutions Division achieving certain net income targets. Mr. Olson earned a bonus of $7,500 for 2007. We previously entered into a written employment agreement with Mr. Olson, effective August 22, 2004. The employment agreement was for the period August 22, 2004 through August 22, 2007 at an annual base salary of $175,000. Mr. Olson also was eligible to earn bonuses, upon achieving certain gross margin objectives, over the term of the agreement. Mr. Olson did not receive a bonus in 2006. Mr. Olson also received options to purchase 10,000 shares of our common stock at a price of $6.00 per share from August 22, 2004 through August 22, 2007. Mr. Olson also received options to purchase 40,000 shares of our common stock on August 21, 2007. These options vest at a rate of 20% per year with vesting dates of 12/31/07, 12/31/08, 12/31/09, 12/31/10, and 12/31/11.

Mr. Olson’s Employment Agreement has been filed with the U.S. Securities and Exchange Commission as Exhibit 10.3 to the Form 8-K filed on November 8, 2007.  Such Form 8-K, and the Exhibits thereto, are incorporated herein by reference thereto.  Such Form 8-K and Mr. Olson’s Employment Agreement are publicly available at the U.S. Securities and Exchange Commission’s website www.sec.gov.

We have no compensatory plan or arrangement that results or will result from the resignation, retirement, or any other termination of an executive officer’s employment with us or from a change-in-control or a change in an executive officer’s responsibilities following a change-in-control, except that the 2007 Stock Incentive Plan and 1997 Stock Option and Compensation Plan provides for vesting of all outstanding options in the event of the occurrence of a change-in-control.

Certain Transactions with Management and Principal Shareholders

We do not employ specific written procedures for the review, approval or ratification of related party transactions involving our directors, officers and employees or their family members, but we consider such transactions on a case-by-case basis.

On January 23, 2009 we entered into a financial advisory engagement (the “Agreement”) with Quadrant Management, Inc. (the “Advisor”). Quadrant Management, Inc. is under common control with Brean Murray Carret Group, Inc., an entity that beneficially owns 671,304, or 21.7%, of the Company's common stock. Mr. Young, the Company’s current Chief Executive Officer, has been a Managing Director at Quadrant Management, Inc. since 2005, where he is responsible for making investments in US and emerging market companies, and where he frequently serves in active management- or director-level roles.

Pursuant to the Agreement, the Advisor will provide the Company financial advisory and business consulting services, including restructuring services.

In consideration for the restructuring services provided by the Advisor since November 2008 and for the ongoing services to be provided, the Company will pay the following: 1) an initial cash fee of $250,000 upon signing the Agreement; 2) an annual fee of the greater of (i) $250,000, or (ii) 20% of any increase in reported earnings before interest, taxes, depreciation and amortization after adjusting for one-time and non-recurring items (“EBITDA”) for the current financial year over preceding year, or (iii) 20% of reported EBITDA for the current financial year; and 3) all reasonable out-of-pocket expenses incurred by Advisor in performing services under the Agreement.

The Agreement will expire on December 31, 2013.

The Company utilizes the manufacturing, product sourcing, and outsourcing services of Rainbow Industrial Limited (“RIL”) which is based in China.  RIL is wholly owned by an affiliate of Quadrant Management, Inc., which is affiliated with the Company and its Chief Executive Officer as described above. The Company purchases goods and services from RIL valued at approximately $200,000 per month, however the actual dollar amount can vary significantly with normal fluctuations in business activity.  RIL has advised the Company that it is providing these goods and services to the Company at or near cost and that RIL does not expect to make any material profit from such transactions.  The Company uses RIL because it believes doing so lowers its costs and simplifies its internal accounting procedures.

Except as set forth herein, during the fiscal year ended December 31, 2009 and during the interim period since the end of fiscal year 2009, there were no transactions between the Company and its directors, executive officers or known holders of greater than five percent of the Company's Common Stock in which the amount involved exceeded $120,000 and in which any of the foregoing persons had or will have a direct or indirect material interest.

PROPOSAL NO. 2: TO RATIFY THE SELECTION OF HEIN & ASSOCIATES LLP AS
THE COMPANY'S CERTIFIED INDEPENDENT ACCOUNTANTS

The Board of Directors and its Audit Committee recommends that the shareholders vote in favor of ratifying the selection of the certified public accounting firm of Hein & Associates LLP of Denver, Colorado as the auditors who will continue to audit financial statements, review tax returns, and perform other accounting and consulting services for the year ending December 31, 2010 or until the Board of Directors, in its discretion, replaces them. Hein & Associates LLP also audited our financial statements for the fiscal years ended December 31, 2001, 2002, 2003, 2004, 2005, 2006, 2007, 2008 and 2009.

An affirmative vote of the plurality of shares represented at the meeting is necessary to ratify the selection of auditors. There is no legal requirement for submitting this proposal to the shareholders; however, the Board of Directors believes it is of sufficient importance to seek ratification. Whether the proposal is ratified or defeated, the Board of Directors may reconsider, at its discretion, its selection of Hein & Associates LLP. Representatives of Hein & Associates LLP will not be present at the Annual Meeting.

Audit Fees

The Audit Committee reviews and determines whether specific projects or expenditures with our independent registered public accounting firm (auditor), Hein & Associates LLP potentially affect their independence. The Audit Committee’s policy requires that all services the Company's independent registered public accounting firm (auditor) may provide to the Company, including audit services and permitted audit-related services, be pre-approved in advance by the Audit Committee. In the event that an audit or non-audit service requires approval prior to the next scheduled meeting of the Audit Committee, the auditor must contact the Chairman of the Audit Committee to obtain such approval. Any approval will be reported to the Audit Committee at its next scheduled meeting.

Audit Fees

The following table sets forth the aggregate fees billed to us for the years ended December 31, 2009, 2008 and 2007:

	2009		2008		2007
Audit fees	$63,850	(1)	$91,000	(1)	$78,000	(1)
Audit-related fees	—	(2)	—	(2)	—	(2)
Tax fees	$5,000	(3)	18,000	(3)	22,000	(3)
All other fees			—		—
Total audit and non-audit fees	$68,850		$109,000		$100,000

(1)
Includes fees for professional services rendered for the audit of our annual financial statements and review of our Annual Report on Form 10-K for the year 2009, 2008 and 2007 and for reviews of the financial statements included in our quarterly reports on Form 10-Q for the first three quarters of fiscal 2009, 2008 and 2007 and related SEC registration statements.

(2)	Includes fees billed for professional services rendered in fiscal 2009, 2008 and 2007, in connection with acquisition planning and due diligence.

(3)	Includes fees billed for professional services rendered in fiscal 2009, 2008 and 2007, in connection with tax compliance (including U.S. federal and state returns) and tax consulting.

Financial Information Systems Design and Implementation Fees

During fiscal year 2009, Hein & Associates LLP did not bill any fees for the professional services described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

All Other Fees

During fiscal year 2009, there were no other fees billed for services rendered by Hein & Associates LLP other than the services described above.

The Board of Directors has considered whether the provision of the services covered in this section is compatible with maintaining Hein & Associates LLP’s independence and believes that it is.

Required Vote

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a plurality of the votes cast by the holders of the shares of common stock voting in person or by proxy at the Annual Meeting. If the shareholders should not ratify the appointment of Hein & Associates LLP, the Board will reconsider the appointment.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS
VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP AS THE
COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING
DECEMBER 31, 2010.

PROPOSAL NO. 3: OTHER BUSINESS

The Board of Directors of the Company is not aware of any other matters that are to be presented at the Annual Meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the Annual Meeting, the shareholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.

RESOLUTIONS PROPOSED BY INDIVIDUAL SHAREHOLDERS;
DISCRETIONARY AUTHORITY TO VOTE PROXIES

In order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of shareholders following the end of our 2010 fiscal year, proposals by individual shareholders must be received by us no later than July 1, 2011.

In addition, the proxy solicited by the Board of Directors for the next annual meeting of shareholders will confer discretionary authority on any shareholder proposal presented at that meeting unless we are provided with notice of that proposal no later than July 1, 2011

AVAILABILITY OF REPORTS ON FORM 10-K

A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 is being sent to each shareholder who will be receiving this Proxy Statement. Upon written request, we will provide, without charge, a copy of our 2009 Form 10-K or other SEC filings to any shareholder of record, or to any shareholder who owns Common Stock listed in the name of a bank or broker as nominee, at the close of business on October 20, 2010. Any request for a copy of our 2009 Form 10-K or other SEC filings should be mailed to ARC Wireless Solutions, Inc., 6330 North Washington Street, Unit #13, Denver, CO 80216-1146, Attention: Investor Relations.

PROXY MATERIALS DELIVERED TO A SHARED ADDRESS

Because we are using the SEC’s notice and access rule, we will not household our proxy materials or notices to shareholders of record sharing an address. As a result, shareholders of record who share an address will each be mailed a separate notice or paper copy of the proxy materials. However, shareholders who own the Company’s common stock through certain brokerage firms, banks and other entities should be aware that they may only receive one copy from such entities. The Company will, upon request, will deliver without charge a separate copy of the Company’s Annual Report on Form 10-K and/or this Proxy Statement, as may be requested, to any shareholder by contacting:

Jason Young
ARC Wireless Solutions, Inc.
6330 North Washington Street, Unit #13
Denver, CO 80216-1146

WHERE YOU CAN FIND MORE INFORMATION

The Company is currently subject to the information requirements of the Exchange Act and files periodic reports, proxy statements and other information with the SEC relating to its business, financial and other matters. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 Washington, D.C. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public over the Internet at the SEC’s Website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

In our filings with the SEC, information is sometimes incorporated by reference. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this Proxy Statement, except for any information superseded by information contained directly in this Proxy Statement or in any other subsequently filed document.

Pursuant to the Exchange Act, we currently file annual and quarterly reports with the SEC. Our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2009, filed pursuant to Section 13 of the Exchange Act, includes financial statements and schedules. Our most recent quarterly reports on Form 10-Q for the three month periods ended March 31, 2010 and June 30, 2010, filed pursuant to Section 13 of the Exchange Act, also includes financial statements and schedules.

The Company’s Form 10-K was filed with the SEC on March 19, 2010, its Form 10-K/A was filed with the SEC on April 30, 2010, its Form 10-Q for the quarter ended March 31, 2010 was filed with the SEC on May 17, 2010, and its Form 10-Q for the period ended June 30, 2010 was filed with the SEC on August 12, 2010. We are delivering to you with this Proxy Statement copies of our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010.

This Proxy Statement incorporates by reference the following documents that we have previously filed with the SEC. They contain important information about the Company and its financial condition.

•	Our Annual Report on Form 10-K, as amended, for the year ended December 31, 2009.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

This Proxy Statement incorporates by reference our financial statements that are contained in certain documents that we have previously filed with the SEC, as follows:

•
Our audited Consolidated Balance Sheets for the years ended December 31, 2009 and December 31, 2008, our audited Consolidated Statements of Income for the years ended December 31, 2009 and December 31, 2008, our audited Consolidated Statements of Cash Flows for the years ended December 31, 2009 and December 31, 2008 and the Notes to our audited Consolidated Financial Statements, in each case that are contained in our Annual Report on Form 10-K for the year ended December 31, 2009;

•
Our unaudited Consolidated Balance Sheets for the three months ended March 31, 2010, our unaudited Consolidated Statements of Operations for the three months ended March 31, 2010 and March 31, 2009, our unaudited Consolidated Statements of Cash Flow for the three months ended March 31, 2010 and March 31, 2009, and the Notes to our unaudited Consolidated Financial Statements, in each case that are contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010;

•
Our unaudited Consolidated Balance Sheets for the three and six months ended June 30, 2010, our unaudited Consolidated Statements of Operations for the three and six months ended June 30, 2010 and June 30, 2009, our unaudited Consolidated Statements of Cash Flow for the three and six months ended June 30, 2010 and June 30, 2009, and the Notes to our unaudited Consolidated Financial Statements, in each case that are contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010;

We also incorporate by reference any additional documents that we may file with the Commission under Section 13(a), 13(c), 14 or 15 (d) of the Exchange Act between the date of this Proxy Statement and the date of the Annual Meeting.

We will provide, without charge, upon the written or oral request of any person to whom this Proxy Statement is delivered, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference, without exhibits unless such exhibits are also incorporated by reference in this Proxy Statement. You may obtain a copy of these documents and any amendments thereto by written request addressed to:

Jason Young
ARC Wireless Solutions, Inc.
6330 North Washington Street, Unit #13
Denver, CO 80216-1146

These documents are also included in our SEC filings, which you can access electronically at the SEC website located at http://www.sec.gov.

FORWARD-LOOKING STATEMENTS

This proxy statement and materials delivered with this proxy statement include “forward-looking” statements. All statements other than statements of historical facts included in this proxy statement and materials delivered with this proxy statement, including without limitation statements regarding our financial position, business strategy, and plans and objectives of management for future operations and capital expenditures, are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Additional statements concerning important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”) are disclosed in the “Forward-Looking Statements- Cautionary Statements” section of our Annual Report on Form 10-K for the year ended December 31, 2009. All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this proxy statement are expressly qualified in their entirety by the Cautionary Statements.

This notice and proxy statement are sent by order of the Board of Directors.

Dated: October 22, 2010	Jason T. Young
Chief Executive Officer

* * * * *

ARC wireless solutions™

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1 a.m. Eastern Time, on December 8, 2010.

Vote by Internet

- Log on to the Internet and go to **www.envisionreports.com/ARCS**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. To elect the following five directors:
   01 - Jason T. Young
   02 - Viktor Nemeth
   03 - Marco Vega
   04 - Lynn Wunderman
   05 - Jonathan Bernstein

☐ **Mark here to vote FOR all nominees**
☐ **Mark here to WITHHOLD vote from all nominees**
☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain
2. To consider and vote upon a proposal recommended by the Board of Directors to ratify the selection of Hein & Associates LLP to serve as our certified independent accountants for the year ending December 31, 2010:	☐	☐	☐
	Yes	**No**	**Abstain**
3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting:	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner must sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

ARC wireless solutions™

Proxy — ARC WIRELESS SOLUTIONS, INC.

For the Annual Meeting of Shareholders on December 8, 2010

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Jason T. Young and Marco Vega, and each of them, as proxies with full power of substitution to vote all the shares of the undersigned with all of the powers which the undersigned would possess if personally present at the Annual Meeting of Shareholders of ARC Wireless Solutions, Inc. (the "Company") to be held at 12:00 p.m. (Eastern Standard time) on December 8, 2010, at the offices of Carret Asset Management, LLC, 40 West 57th Street, 20th Floor, New York, NY 10019 or any adjournments thereof, on the matters herein.

Unless contrary instructions are given, the shares represented by this proxy will be voted in favor of Items 1, 2 and 3. This proxy is solicited on behalf of the Board of Directors of ARC Wireless Solutions, Inc.

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

(Continued and to be signed on the reverse side)